                                                                Exhibit 99.2

                                    Form of
                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF
                   11 3/4% CAPITAL INCOME SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                       OF
                              CSBI CAPITAL TRUST I
                    UNCONDITIONALLY GUARANTEED TO THE EXTENT
                SET FORTH IN THE PROSPECTUS BY COMMERCE SECURITY
                     BANCORP, INC. AND CSBI CAPITAL TRUST I

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) 11 3/4% Capital Income Securities, Series A (the "Old Capital Securities") are not immediately available or (ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer Procedures for Tendering Old Capital Securities" in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                            WILMINGTON TRUST COMPANY

        By Registered or Certified Mail or By Hand or Overnight Delivery:

                            Wilmington Trust Company
                               Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19899
                   Attention: Emmett R. Harmon, Vice President
                              Global Trust Services

                              Confirm by Telephone:
                                 (302) 651-____

                            Facsimile Transmissions:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (302) 651-1576

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to CSBI Capital Trust I, a trust formed under the laws of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer - Procedures for Tendering Old Capital Securities."

Aggregate Principal Amount
  Tendered:____________________________________________________________________

Certificate No(s). (if available):

_______________________________________________________________________________
_______________________________________________________________________________

Name(s) of Registered Holder(s):

_______________________________________________________________________________

Address(es):

_______________________________________________________________________________
_______________________________________________________________________________

Area Code and Telephone Number(s):

_______________________________________________________________________________

Signature(s):

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the Old Capital Securities tendered hereby in proper form for transfer together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
_______________________________________________________________________________

Address:
_______________________________________________________________________________

Area Code and
Telephone Number:______________________________________________________________


Authorized Signature:__________________________________________________________
Title:_________________________________________________________________________
Name:__________________________________________________________________________
                             (Please type or print)

Date:__________________________________________________________________________


NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.